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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2008

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2008, the Board of Directors of the Registrant approved a change to the Registrant’s Bylaws, which are attached hereto as Exhibit 3(ii) and incorporated herein by reference.  A new Section 18 to Article III was added to the Bylaws to clarify certain qualifications for the Registrant’s directors.

Item 8.01.	Other Events.

On July 11, 2008, the Registrant issued a press release announcing that its Board of Directors declared a cash dividend of $0.07 per share, payable on August 6, 2008 to shareholders of record as of July 23, 2008.  A copy of the July 11, 2008 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3(ii)	Amended and Restated Bylaws of Sussex Bancorp

99.1	Press Release dated July 11, 2008 announcing the declaration of a $0.07 per share cash dividend to be paid to shareholders of record as of July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: July 14, 2008	By:	/s/ Candace A. Leatham__________
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

3(ii)	Amended and Restated Bylaws of Sussex Bancorp	5-19

99.1	Press release dated July 11, 2008 announcing	20
	the declaration of a $0.07 per share cash dividend to
	shareholders of record as of July 23, 2008.